Exhibit 23.1

Akzo Nobel N.V	Our ref: Br V5-4507
Attn. Mr. M.J. van Ginneken
P.O. Box 9300
6800 SB ARNHEM

Amstelveen, 4 May 2005

Dear Mr. Van Ginneken

Consent of Independent Auditors of Akzo Nobel N.V.

We hereby acknowledge our agreement to the incorporation of below mentioned statement in Form S-8 of which we attach an initialled copy.

“Consent of Independent Auditors of Akzo Nobel N.V.

To the Board of Management of Akzo Nobel N.V.

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Akzo Nobel N.V. Performance Share Plan of our report dated February 2, 2004, with respect to the Consolidated Financial Statements of Akzo Nobel N.V. included in its Annual Report on Form 20-F for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Amstelveen, The Netherlands, 4 May 2005

KPMG Accountants N.V.”

Yours sincerely,

J.E.M. Brinkman

Enclosure(s):
Initialled Registration Statement on S-8

cc: Mrs. S.M. Tomaine – Sullivan & Cromwell LLP